EMPLOYMENT AGREEMENT

                                     BETWEEN

                         CAROLINA POWER & LIGHT COMPANY,

                            FLORIDA POWER CORPORATION

                                       AND

                           H. WILLIAM HABERMEYER, JR.




                                November 30, 2000




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                              EMPLOYMENT AGREEMENT
                              --------------------


         EMPLOYMENT AGREEMENT ("Agreement"), dated as of the 30th day of November, 2000, between Carolina Power and Light Company, a North Carolina corporation headquartered in Raleigh, North Carolina, and a subsidiary of CP&L Energy, Florida Power Corporation, ("FPC") a Florida Corporation headquartered in St. Petersburg, Florida and a subsidiary of CP&L Energy, its successors or assigns and H. William Habermeyer, Jr. ("Habermeyer"). Carolina Power & Light and CP&L Energy shall be referred to as CP&L throughout.

                                    Recitals
                                    --------

         1. The Company and Habermeyer wish to enter into an employment relationship whereby Habermeyer will be employed initially by CP&L but will perform as President - Chief Executive Officer of Florida Power Corporation ("FPC"). Beginning January 1, 2002, Habermeyer will cease being an employee of Carolina Power and Light and will become an employee of Florida Power Corporation. Throughout this document the term "Company" shall be used to refer to Carolina Power and Light prior to January 1, 2002 or as long as Habermeyer is employed by Carolina Power and Light and shall refer to FPC beginning January 1, 2002 or as long as Habermeyer is employed by FPC.

         2. Habermeyer will be employed as an "at will" employee of the Company. The parties wish to enter into this Agreement to set forth certain terms related to that relationship.

                                   Provisions
                                   ----------

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto hereby agree as follows:

         1.       TERM OF THE AGREEMENT:
                  ----------------------

                  (a) The Agreement becomes effective on November 30, 2000, and shall remain in effect for a three-year period;

                  (b) Each year, the Agreement will be extended such that prospective term will always be three years forward ("Evergrow provisions") on the anniversary date of the effective date.

                  (c) Company may elect to not extend this Agreement and must notify Habermeyer at least 60 days prior to the annual anniversary date of the Agreement's effective date. In each event, the Agreement will be effective for the remainder of its term.

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                  (d) The Agreement cannot extend beyond Habermeyer's normal retirement date unless Habermeyer is requested to serve in his full-time position for a defined period as set forth by the Board of Directors.

         2.       RESPONSIBILITIES; OTHER ACTIVITIES.
                  ----------------------------------

                  Habermeyer shall initially occupy the position of President - Chief Executive Officer at FPC and shall undertake the general responsibilities and duties of such position as directed by the Company. During the Employment Term, Habermeyer shall perform faithfully the duties of Habermeyer's position, devote all of Habermeyer's working time and energies to the business and affairs of the Company and shall use Habermeyer's best efforts, skills and abilities to promote the Company's. The Company reserves the right to reassign Habermeyer to other positions.

         3.       SALARY.
                  ------

                  As compensation for the services to be performed hereunder:
Habermeyer will be paid a salary at the annual rate of Two Hundred Thirty Thousand Dollars ($230,000) (less applicable withholdings) beginning on November 30, 2000. Annual salary for each subsequent year of the Employment Term shall be subject to adjustment by the Company during the normal annual salary review process for similarly situated executives as determined by the Company in its discretion. Annual Salary shall be deemed earned proportionally as Habermeyer performs services over the course of the Salary Year. Payments of annual Salary shall be made, except as otherwise provided herein, in accordance with the Company's standard payroll policies and procedures.

         4.       BENEFITS
                  --------

                  During the Employment Term, Habermeyer shall be entitled to participate in all Company sponsored benefits programs as the Company may have in effect upon terms and in accordance with policies and procedures substantially equivalent to those then in effect and applicable generally to employees of the Company. Provided, however, that nothing contained in this Agreement shall require the Company to continue to offer such benefits or programs or to limit the Company's absolute right to modify or eliminate these benefits.

                  (a). Management Incentive Compensation Plan. Habermeyer will be eligible to participate in the Management Incentive Compensation Plan (MICP). Pursuant to the terms of MICP, Habermeyer's target compensation under such plan will be 45% of base salary earnings, effective January 1, 2001, contingent upon the closing of the Florida Progress Corporation ("FPC") acquisition.


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                  (b). Long Term Incentives. Habermeyer will be eligible to
participate in the Performance Share Sub-Plan under the 1997 Equity Incentive Plan in accordance with the terms of the plan. Pursuant to the terms of the plan, Habermeyer's target compensation under such plan will be 100% of Habermeyer's base salary at the time of the award. The annual target percentage is effective January 1, 2001, contingent upon the closing of the FPC acquisition.

                  (c). Restricted Share Grant. Habermeyer will be eligible to participate in the Restricted Share Grant Plan under the 1997 Equity Incentive Plan in accordance with the terms of the plan. Restrictions are based on continued employment.

                  (d). Management Deferred Compensation Plan. Habermeyer will be eligible for participation in CP&L's Management Deferred Compensation Plan
(MDCP), subject to its terms. Additionally, Habermeyer also has a vested benefit under the suspended Deferred Compensation Plan for Key Management Employees.

                  (e). Supplemental Retirement Plan. Pursuant to its terms, Habermeyer is eligible for participation in CP&L Supplemental Retirement Plan
(SRP), subject to its terms.

                  (f). Restoration Retirement Plan. Habermeyer will be eligible for participation in CP&L's Restoration Retirement Plan, subject to its terms. If Habermeyer becomes eligible for benefits under CP&L's Supplemental Senior Executive Retirement Plan, Habermeyer forfeits all benefits under the Restoration Retirement Plan.

                  (g). Supplemental Senior Executive Retirement Plan. Habermeyer shall be eligible for participation in CP&L's Supplemental Senior Executive Retirement Plan (SERP), subject to its terms.

                  (h). Executive Permanent Life Insurance Plan. Habermeyer shall be eligible to participate in CP&L's Executive Permanent Life Insurance Plan, subject to its terms.

                  (i). Executive AD&D Life Insurance. Habermeyer shall be eligible to participate in CP&L's Executive AD&D Life Insurance Plan, subject to its terms.

                  (j). Stock Purchase-Savings Plan. Habermeyer shall be eligible to participate in CP&L's Stock Purchase-Savings Plan, subject to its terms.

                  (k). Financial Planning. Consistent with the Company's practice with respect to other senior executives, Habermeyer will be reimbursed for financial planning and tax preparation.

                  (l). Vacation. Habermeyer shall be entitled to four (4) weeks of paid vacation days.

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

                  (m). Holiday. Habermeyer will be eligible for 11 paid holidays in each calendar year as provided in the Company Handbook.

                  (n). Automobile Allowance. Habermeyer will be eligible to receive an automobile allowance of One Thousand, Three Hundred and Fifty Dollars ($1350) per month (less withholdings) subject to the terms of the Company's policies. Habermeyer will also be eligible for a cellular phone and reserved parking at the Company's expense.

                  (o). Annual Physical. The Company will pay for an annual physical examination by a physician of Habermeyer's choice.

                  (p). Luncheon/Dinner Club. FPC will pay an initiation fee and monthly dues for a membership at a luncheon/dinner club approved by the FPC Board of Directors. Habermeyer shall be eligible for this benefit on the Closing Date.

                  (q).       Air Travel.

                             (i). The Company will provide airline club
membership in accordance with the Company's policy.

                             (ii). The Company will reimburse Habermeyer's
spouse's travel expenses when she accompanies Habermeyer to business meetings where spousal attendance is customary.

                             (iii). The Company will provide chartered aircraft
for Habermeyer's business related travel as needed.

                             (iv). The Company will allow Habermeyer to travel
first class at his discretion for business related travel.

                  (r). Country Club Membership. At Habermeyer's option, if joined, the Company will pay an initiation fee and monthly dues for a membership for Habermeyer at a country club approved by the Company. Business related expenses will be reimbursed consistent with the Company's expense account guidelines.

                  (s). Health Club Membership. The Company will pay the initiation fee and monthly dues to a health club membership for Habermeyer.

                  (t). Personal Computer. The Company will provide a personal computer to Habermeyer to be used at his personal residence.

                  (u). Home Security. The Company will install a home security system at Habermeyer's personal residence.

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

                  (v). Other Benefits. Habermeyer shall be eligible for participation in other Company benefit plans, subject to the terms of the respective plans, as described in more detail in the Employee Handbook or Summary Plan Descriptions.

         5.       TERMINATION OF EMPLOYMENT.
                  -------------------------

                  (a). Termination Without Cause. During the terms of this Agreement, if Habermeyer's employment is terminated without cause, then Habermeyer will be provided with his base salary at Habermeyer's current rate for the remainder of the term of this Agreement. Additionally, the Company will reimburse Habermeyer for his COBRA premium for up to eighteen (18) months after the termination of Habermeyer's employment as long as Habermeyer is not eligible for coverage under the same type of benefit plan covered by COBRA. Receipt of these benefits is subject to the requirements of paragraph 5(g),(h) and (i) of this Agreement. In addition, Habermeyer will be eligible to retain all benefits under existing benefit programs to the extent vested within the terms of those programs.

                  (b) Termination for Cause. During the term of this Agreement, the Company may elect at any time to terminate Habermeyer's employment immediately hereunder and remove Habermeyer from employment for cause. For purposes of this paragraph 5, cause for the termination of employment shall be defined as: (i) any act of Habermeyer's including, but not limited to, misconduct, negligence, unlawfulness, dishonesty or inattention to the business, which is detrimental to the Company's interests; or (ii) Habermeyer's unsatisfactory job performance or failure to comply with the Company's direction, policies, rules or regulations. If Habermeyer is terminated for Cause as defined, then he shall be eligible to retain all benefits under existing benefit programs which he has vested pursuant to those plans, but he shall not be entitled to any form of salary continuance or any form of severance benefits. Upon such termination, Habermeyer shall be entitled to any earned but unpaid salary accrued to the date of termination. Any continued rights or benefits Habermeyer's legal representatives may have under employee benefit plans and programs of the Company upon Habermeyer's termination for cause shall be determined in accordance with the terms or provisions of the plan or program.

                  (c).     Constructive Termination.
                           -------------------------

                           (i) Within the term of this Agreement, if
Habermeyer's employment is constructively terminated, then Habermeyer will be provided with his base salary at the current rate for the remainder of the term of this Agreement. Additionally, the Company will reimburse Habermeyer for his COBRA premiums for up to eighteen (18) months after the termination of Habermeyer's employment as long as Habermeyer is not eligible for coverage under the same types of benefits plans covered by COBRA. Receipt of these benefits is subject to the requirements of paragraph 5(g), (h) and (i) of this Agreement. In addition, Habermeyer will be eligible to retain all benefits under existing benefit programs to the extent vested within the terms of those programs.

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

                           (ii) For the purposes of paragraph 5 of this
Agreement, a constructive termination will be deemed to occur if: aa) there is a substantial change in the form of ownership of the Company (e.g., the Company is acquired, enters into a business combination with another company or otherwise substantial changes form of ownership) and bb) Habermeyer is offered a new position with a material change in authority, duties, wages or benefits, or Habermeyer is asked to relocate more than 50 miles. If Habermeyer's employment is constructively terminated under this paragraph, Habermeyer is entitled to the greater of either the benefits contained in this paragraph or the benefits he is entitled to, if any, under the CP&L Management Change-in-Control Plan, according to the terms of the Plan. Changes in the corporation structure of the Company not related to an acquisition of the Company shall not constitute a grounds for constructive termination.

                  (d). Voluntary Termination - If Habermeyer terminates his employment voluntarily for any reason at any time, then he shall be eligible to retain all benefits under existing benefit plans which have vested pursuant to the terms of those plans, but he shall not be entitled to any form of salary continuance or any form of severance benefit.

                  (e). Termination Due to Death. In the event of the death of Habermeyer during the Employment Term, Habermeyer's employment hereunder shall terminate and the Company shall have no further obligation to Habermeyer under this Agreement except as specifically provided in this Agreement. Habermeyer's estate shall be entitled to receive all earned but unpaid Salary accrued to the date of termination and any Bonus for a prior fiscal year that has been earned but not paid. The Bonus, if any, for the current fiscal year shall be calculated on a pro rata basis for the portion of the fiscal year in which death occurred and shall be paid at the regularly scheduled time for the payment of the Bonus. Any rights and benefits Habermeyer, or Habermeyer's estate or other legal representatives, may have under employee benefit plans and programs of the Company upon Habermeyer's death during the Employment Term, if any, shall be determined in accordance with the terms and provisions of such plans and programs.

                  (f).     Termination Due to Medical Condition.

                           (i). The Company may terminate Habermeyer's
employment hereunder, subject to the Americans With Disabilities Act or other applicable law, due to medical condition if (i) for a period of 180 consecutive days during the Employment Term, Habermeyer is totally and permanently disabled as determined in accordance with the Company's long-term disability plan, if any, as in effect during such time or (ii) at any time during which no such plan is in effect, Habermeyer is substantially unable to perform Habermeyer's duties hereunder because of a medical condition for a period of 180 consecutive days during the Employment Term. Provided, however, that if Habermeyer applies for and is deemed eligible for benefits under CP&L's Long-Term Disability Plan (LTD Benefits), Habermeyer shall receive such benefits and his employment will not be terminated as long as he is receiving LTD Benefits.

                           (ii). Upon the termination of Habermeyer's employment
due to medical condition or placement of Habermeyer on Long Term Disability
(LTD), the Company


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

shall have no further obligation to Habermeyer under this Agreement except as specifically provided in this Agreement. Upon such termination or placement on LTD, Habermeyer shall be entitled to all earned but unpaid Salary accrued to the date of termination or placement on LTD and any Bonus for a prior fiscal year that has been earned but not paid. The Bonus, if any, for the current fiscal year shall be calculated on a pro rata basis for the portion of the fiscal year Habermeyer was employed or placed on LTD by the Company and shall be paid at the regularly scheduled time for the payment of the Bonus. Any continued rights and benefits Habermeyer, or Habermeyer's legal representatives, may have under employee benefit plans and programs of the Company upon Habermeyer's termination or placement on LTD due to medical condition, if any, shall be determined in accordance with the terms and provisions of such plans and programs.

                  (g). Release of Claims - In order to receive continuation of salary under this paragraph 5(a) and 5(c), Habermeyer agrees to execute a written release of all claims against the Company, and its employees, officers, directors, subsidiaries and affiliates, on a form acceptable to the Company.

                  (h) Covenant Not to Compete. If the Company terminates Habermeyer's employment without Cause under paragraph 5(a) or Constructively terminates Habermeyer's employment under paragraph 5(c) of this Agreement, Habermeyer, for one year after the Termination Date, shall not compete directly or indirectly with the Company, or its affiliates within fifty (50) miles of any geographic area in which the Company or its affiliates has a material business interests with which Habermeyer is involved at the time of the termination of Habermeyer's employment.

                  (i) Non Interference. If the Company terminates Habermeyer's employment without Cause under paragraph 5(a) or Constructively terminates Habermeyer's employment under paragraph 5(c) of this Agreement, Habermeyer, for one year after the Termination Date, shall not whether on his own account or on the account of another individual, partnership, firm, corporation, or other business organization (other than the Company and its affiliates), directly or indirectly, intentionally solicit, endeavor to entice away from the Company or any of its affiliates, or otherwise interfere with the relationship of the Company or its affiliates with, any person who is employed by or otherwise engaged to perform services for the Company or its affiliates including but not limited to, any independent representatives or organizations, or any person or entity that is a customer of the Company or its affiliates.
         6.       ASSIGNABILITY.
                  -------------

                  No rights or obligations of Habermeyer under this Agreement may be assigned or transferred by Habermeyer, except that (a) Habermeyer's rights to compensation and benefits hereunder may be transferred by will or laws of intestacy to the extent specified herein and (b) Habermeyer's rights under employee benefit plans or programs described in Section 4 may be assigned or transferred in accordance with the terms of such plans or programs, or regular practices thereunder. The Company may assign or transfer its rights and obligations under this Agreement.

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

         7. CONFIDENTIALITY. Habermeyer will not disclose the terms of this Agreement except (i) to financial and legal advisors under an obligation to maintain confidentiality, or (ii) as required by a valid court order or subpoena (and in such event will use Habermeyer's best efforts to obtain a protective order requiring that all disclosure be kept under court seal) and will notify the Company promptly upon receipt of such order or subpoena.

         8.       MISCELLANEOUS.
                  -------------

                  (a) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of North Carolina without reference to laws governing conflicts of law.

                  (b) Entire Agreement. This Agreement contains all of the understandings and representations between the parties hereto pertaining to the subject matter hereof and supersedes all undertakings and agreements, whether oral or in writing, if any, previously entered into by them with respect thereto.

                  (c) Amendment or Modification; Waiver. No provision in this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by Habermeyer and by an officer of the Company thereunto duly authorized to do so. Except as otherwise specifically provided in the Agreement, no waiver by a party hereto of any breach by the other party hereto of any condition or provision of the Agreement to be performed by such other party shall be deemed a wavier of a similar or dissimilar provision or condition at the same or any prior or subsequent time.

                  (d) Notice. Any notice (with the exception of notice of termination by the Company, which may be given by any means and need not be in writing except that if termination is for Cause, oral notice must be followed by written notice required under Section 5(c) hereof) or other document or communication required or permitted to be given or delivered hereunder shall be in writing and shall be deemed to have been duly given or delivered if (i) mailed by United States mail, certified, return receipt requested, with proper postage prepaid, or (ii) otherwise delivered by hand or by overnight delivery, against written receipt, by a common carrier or commercial courier or delivery service, to the party to whom it is to be given at the address of such party as set forth below (or to such other address as a party shall have designated by notice to the other parties given pursuant hereto):

                  If to Habermeyer:

                           H. William Habermeyer, Jr.
                           Florida Power Corporation
                           411 Fayetteville Street Mall
                           Raleigh, North Carolina  27602

                  If to the Company:

                           CP&L Service Company LLC
                           411 Fayetteville Street Mall
                           Raleigh, North Carolina  27602
                           Attn.:  Vice President, Human Resources

Any such notice, request, demand, advice, schedule, report, certificate, direction, instruction or other document or communication so mailed or sent shall be deemed to have been duly given, if sent by mail, on the third business day following the date on which it was deposited at a United States post office, and if delivered by hand, at the time of delivery by such commercial courier or delivery service, and, if delivered by overnight delivery service, on the first business day following the date on which it was delivered to the custody of such common carrier or commercial courier or delivery service, as all such dates are evidenced by the applicable delivery receipt, airbill or other shipping or mailing document.

                  (e) Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions or portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

                  (f) References. In the event of Habermeyer's death or a judicial determination of Habermeyer's incompetence, reference in this Agreement to Habermeyer shall be deemed, where appropriate, to refer to Habermeyer's legal representative, or, where appropriate, to Habermeyer's beneficiary or beneficiaries.

                  (g) Headings. Headings contained herein are for convenient reference only and shall not in any way affect the meaning or interpretation of this Agreement.

                  (h) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  (i) Rules of Construction. The following rules shall apply to the construction and interpretation of this Agreement:

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

                           (i) Singular words shall connote the plural number as
well as the singular and vice versa, and the masculine shall include the feminine and the neuter.

                           (ii) All references herein to particular articles,
paragraphs, sections, subsections, clauses, Schedules or Exhibits are references to articles, paragraphs, sections, subsections, clauses, Schedules or Exhibits of this Agreement.

                           (iii) Each party and its counsel have reviewed and
revised (or requested revisions of) this Agreement, and therefore any rule of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Agreement or any exhibits hereto or amendments hereof.

                           (iv) As used in this Agreement, "including" is
illustrative, and means "including but not limited to."

                  (j) Remedies. Remedies specified in this Agreement are in addition to any others available at law or in equity.

                  (k) Withholding Taxes. All payments under this Agreement shall be subject to applicable income, excise and employment tax withholding requirements.

         IN WITNESS WHEREOF, the parties hereto have executed, or have caused this Agreement to be executed by their duly authorized officer, as the case may be, all as of the day and year written below.


By:      /s/ H. William Habermeyer, Jr.                       Date:    12/11/00
         ------------------------------
         H. William Habermeyer, Jr.

By:      /s/ William Cavanaugh III                            Date:    12/4/00
         ---------------------------
         Carolina Power and Light Company

Title:
         -----------------------------------

By:      /s/ William Cavanaugh III                            Date:    12/4/00
         ---------------------------
         Florida Power Corporation

Title:
         -----------------------------------

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